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                                                                 EXHIBIT (17)(b)


                                    PROXY


                     VAN KAMPEN U.S. REAL ESTATE FUND

                       SPECIAL MEETING OF SHAREHOLDERS

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned holder of the VAN KAMPEN U.S. REAL ESTATE FUND, formerly known as Morgan Stanley U.S. Real Estate Fund, hereby appoints Dennis
J. McDonnell, Ronald A. Nyberg, Weston B. Wetherell and Nicholas Dalmaso, and each of them (with full power of substitution and revocation, as the proxies of the undersigned to attend the Special Meeting of Shareholders of the Van Kampen U.S. Real Estate Fund to be held at the offices of Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on Wednesday,
December 9, 1998 at 1:30 p.m., and any adjournments thereof (the "Special Meeting"), to vote all Shares of the Van Kampen U.S. Real Estate Fund which the undersigned would be entitled to vote, if personally present, at the Special Meeting on the Proposal listed on the reverse side and on any other matter brought before the Special Meeting, as set forth in the Notice of Special of Shareholders and Proxy Statement of the Board of Directors. Said proxies are directed to vote or refrain from voting pursuant to the Proxy Statement as indicated on the reverse side.


         If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      Account No.     No. of Shares     Class of Shares    Proxy No.


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        1.      FOR    AGAINST    ABSTAIN
                ---    -------    -------     The proposal to approve the Agreement and Plan of Reorganization pursuant to which the Van Kampen U.S. Real Estate Fund, formerly known as Morgan Stanley U.S. Real
                ---    -------    -------     Fund, (the "U.S. Real Estate Fund") would (i) transfer all of its assets to the Van
                                              Kampen  Real Estate Securities Fund, formerly known as the Van Kampen American
                                              Capital Real Estate Securities Fund (the "VK Real Estate Securities Fund") in
                                              exchange solely for Class A, B, and C shares of beneficial interest of the VK Real
                                              Estate Securities Fund and VK Real Estate Securities Fund's assumption of the liabilities of the U.S. Real Estate Fund, (ii) distribute such shares of the VK Real
                                              Estate Securities Fund to the holders of shares of the U.S. Real Estate Fund and
                                              (iii) be dissolved.

                                              To exact such other business as may properly come before the special meeting.

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        The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Prospectus/Proxy Statement for the Special Meeting to be held on December 9, 1998 at 1:30 p.m.


        Please sign this Proxy exactly as your name or names appear on this proxy. If signing is by an attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please print your full title below your signature. If shares are held jointly, each holder should sign.


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
------------------------------------     ----------------------------------------
Shareholder signature                    1998
                                         Date
------------------------------------     ----------------------------------------
Co-owner signature (if applicable)       1998
                                         Date

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